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                                                              Exhibit 23(b)

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Danninger Medical Technology, Inc. of our report dated March 3, 1995 on our audits of the consolidated financial statements and financial statement schedules of Danninger Medical Technology, Inc. as of December 31, 1994 and 1993 and for the three years in the period then ended, which report is included in the Annual Report on Form 10-K for the year ended December 31, 1994.





                                                    /s/ Coopers & Lybrand L.L.P.

                                                       COOPERS & LYBRAND, L.L.P.

Columbus, Ohio
August 18, 1995